SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 31, 2006 (October 25, 2006)

Furniture Brands International, Inc.

(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105

(Address of principal executive offices) (zip code)

  (314) 863-1100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Conditions

On October 25, 2006, the Company announced its financial results for the third quarter of 2006. The balance sheet and cash flow statements as of September 30, 2006 and the three months and nine months ended September 30, 2006 included in the press release have been revised to include an adjustment recorded subsequent to the issuing of the press release. This adjustment reflects a reduction to cash and accounts payable of $2,167,000. A copy of the revised press release is furnished as Exhibit 99(a) to this report and is incorporated herein.

Item 5.02(d)	Election of Directors

On October 26, 2006, the Company announced that Matthew E. Rubel, Chief Executive Officer and President of Payless ShoeSource, Inc., was elected to the Company’s Board of Directors. A copy of the press release is furnished as Exhibit 99(b) to this report and is incorporated herein.

Mr. Rubel will replace Katherine Button Bell on the Governance and Nominating Committee and will replace Lee M. Liberman on the Executive Compensation and Stock Option Committee.

Item 8.01.	Other Events

On October 26, 2006, the Company announced that its Board of Directors declared a quarterly dividend of $0.16 per common share payable November 24, 2006, to shareholders of record at the close of business on November 6, 2006. A copy of the press release is furnished as Exhibit 99(c) to this report and is incorporated herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit

99(a)	Press Release, dated October 25, 2006.

99(b)	Press Release, dated October 26, 2006.

99(c)	Press Release, dated October 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated: October 31, 2006

EXHIBIT INDEX

Exhibit No.	Description

99(a)	Press Release issued by the Company dated October 25, 2006, reporting the Company’s financial results for the third quarter of 2006.

99(b)	Press Release issued by the Company, dated October 26, 2006, announcing the election of Matthew E. Rubel to the Company’s Board of Directors.

99(c)	Press Release issued by the Company, dated October 26, 2006, reporting the Company’s quarterly dividend declaration.